Exhibit 99.2

Form of

Bluegreen Corporation Proxy Card

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the Bluegreen special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Bluegreen in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the Bluegreen special meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M37068-P14518 KEEP THIS PORTION FOR YOUR RECORDS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The board of directors of Bluegreen recommends that you vote FOR the following proposal:

Approval of the Agreement and Plan of Merger, dated as of November 11, 2011, by and among Bluegreen Corporation,

BFC Financial Corporation and BXG Florida, LLC.

For Against Abstain

? ? ?

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO

DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE MERGER AGREEMENT DESCRIBED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and ?

indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

NOTE: Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIGNATURE [PLEASE SIGN WITHIN BOX] DATE Signature (Joint owners) [PLEASE SIGN WITHIN BOX] Date

ADMISSION TICKET

Special Meeting of Shareholders

            , 2012

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please date, sign and mail your proxy card in the envelope provided or transmit your voting instructions by Internet or telephone as soon as possible.

Please detach along perforated line and mail in the envelope provided.

BLUEGREEN CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

            , 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BLUEGREEN CORPORATION

The undersigned hereby appoints Anthony M. Puleo and Raymond S. Lopez, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of Bluegreen Corporation held of record by the undersigned on             , 2012 at the special meeting of shareholders of Bluegreen Corporation to be held on             , 2012 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT VOTING DIRECTIONS, THEN THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE MERGER AGREEMENT DESCRIBED IN PROPOSAL 1.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE